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                                                                  EXHIBIT 10.1.1


                               FIRST AMENDMENT TO
                      SEPARATION AND DISTRIBUTION AGREEMENT

        THIS FIRST AMENDMENT TO SEPARATION AND DISTRIBUTION AGREEMENT is dated August 6, 1999 and amends that certain Separation and Distribution Agreement, dated as of September 23, 1998 (the "Agreement"), by and between QUALCOMM INCORPORATED ("QUALCOMM") and LEAP WIRELESS INTERNATIONAL, INC. ("Leap"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

        WHEREAS, the parties have agreed to amend certain provisions of the Agreement and have determined that it is appropriate and desirable to set forth the amendments to the Separation and the Distribution in this Amendment.

        NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

        1. AMENDMENT OF SECTIONS 5.1 AND 5.2. Sections 5.1 and 5.2 of the Agreement are amended and restated in their entirety to read as follows:


        5.1 RESTRICTION ON INTERESTS. During the period commencing at the Distribution and continuing until January 1, 2004, subject to the express terms of written agreements to which Leap is a party in existence at the time of the Distribution:

                      (a) Leap and its Affiliates shall not acquire Interests, directly or indirectly, in Persons that deploy (or intend to deploy) a Wireless System outside the United States unless (i) with respect to Persons that do not have a pre-existing Wireless System that utilizes a technology other than cdmaOne, such Person only utilizes or intends to only utilize cdmaOne for such Wireless System and such Person agrees to procure infrastructure and subscriber equipment from QUALCOMM in accordance with the provisions of the Equipment Agreement, or (ii) with respect to Persons that do have a pre-existing Wireless System that utilizes a technology other than cdmaOne, the provisions of the last sentence in this Section 5.1 are complied with as to such Person and such Person agrees to procure infrastructure and subscriber equipment from QUALCOMM for such Person's cdmaOne Wireless System in accordance with the provisions of the Equipment Agreement; and

                      (b) Leap shall use commercially reasonable efforts to cause each Related Entity that is not a Leap Affiliate to not acquire Interests in other Persons that deploy (or intend to deploy) a Wireless System outside the United States unless such Person only utilizes or intends to only utilize cdmaOne for such Wireless System and such Person agrees to procure infrastructure and subscriber equipment from QUALCOMM in accordance with the provisions of the Equipment Agreement.

        Notwithstanding the provisions of this Section 5.1, an Interest may be acquired in a Person that has a pre-existing Wireless System that utilizes a technology other than cdmaOne, but only so long as (i) the proceeds from the acquisition of any such Interest



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        are to be used by such Person solely to support and in connection with the deployment of a cdmaOne Wireless System, (ii) reasonable efforts are made to ensure that such proceeds are so utilized, and (iii) unless such Person is already a party to an equipment requirements agreement with QUALCOMM (in accordance with the provisions of the Equipment Agreement), the efforts described above are undertaken to have such Person agree to procure infrastructure and subscriber equipment in accordance with the provisions of the Equipment Agreement. The parties agree that this
        Section 5.1 shall not restrict Leap's investments in operating companies in the United States.

        5.2 RESTRICTION ON USE OF OTHER TECHNOLOGY Leap agrees that during the period commencing at the Distribution and continuing until January 1, 2004, subject to the express terms of written agreements to which Leap is a party in existence at the time of the Distribution:

                      (c) Leap will solely implement and utilize cdmaOne in connection with its own (i) deployment and/or use of wireless infrastructure equipment outside of the United States, and (ii) distribution and sale of wireless subscriber equipment outside of the United States, and (iii) provision of wireless communication services in the world outside of the United States (the activities in clauses "(i)" through "(iii)" collectively being referred to as the "Wireless Activities");

                      (d) Leap will cause its Affiliates that do not have a pre-existing Wireless System that utilizes a technology other than cdmaOne to solely implement and utilize, cdmaOne in connection with each such Affiliate's Wireless Activities;

                      (e) Leap will cause its Affiliates that do have a pre-existing Wireless System that utilizes a technology other than cdmaOne to solely implement and utilize cdmaOne in connection with each such Affiliate's Wireless Activities to the extent those Wireless Activities are funded, directly or indirectly, by Leap, and furthermore Leap shall exercise commercially reasonable efforts to cause such Affiliates to use cdmaOne or a cdmaOne overlay with respect to any expansions of each such pre-existing non-cdmaOne Wireless System; and

                      (f) Leap will use its commercially reasonable efforts to cause each Related Entity (that is not a Leap Affiliate) to solely implement and utilize cdmaOne in connection with each such Related Entity's Wireless Activities.

        Except to the extent set forth in clause "(c)" of the immediately preceding sentence with respect to Affiliates having pre-existing non-cdmaOne Wireless Systems, (i) in no event will Leap or its Affiliates implement, utilize or support in any respect global system for mobile communications ("GSM"), time division multiple access ("TDMA") or any other digital technologies (or variants thereof) in competition with cdmaOne in connection with the provision of wireless communication services outside the United States, and (ii) Leap agrees to exercise its commercially reasonable efforts to cause any Related Entity not to implement, utilize or support in any respect GSM, TDMA or any other competing digital technologies (or variants thereof) in competition with cdmaOne in connection with the provision of wireless communication services outside the United States. Leap further



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        agrees to, and agrees to cause its Affiliates to, support and promote
        cdmaOne based technology for commercial implementation by its corporate partners and any consortium of which it is a member in connection with any Wireless Activities engaged in by any such partners and/or consortia in all parts of the world other than the United States. The parties agree that this Section 5.2 shall not restrict Leap's investments in operating companies in the United States or the technology choices of or equipment deployment by Leap or operating companies in the United States.

        2. EFFECT ON CREDIT AGREEMENT. The Parties agree that there are no provisions in the Credit Agreement dated as of September 23, 1998 (the "Credit Agreement"), by and between QUALCOMM, Leap and ABN AMRO BANK N.V., as Administrative Agent which would have the effect of continuing the obligations of Leap removed as a result of the amendment set forth in Section 1 above. If and to the extent that such restrictions do exist in the Credit Agreement, the Parties terminate and permanently waive such restrictions.

        3. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Amendment, the terms and conditions of the Separation and Distribution Agreement shall remain in full force and effect. This Amendment, and the Separation and Distribution Agreement constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

        IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                                      QUALCOMM INCORPORATED:


                                      By: /s/ Steven R. Altman
                                      ------------------------------------------
                                      Name: Steve Altman
                                      ------------------------------------------
                                      Title: Executive Vice President
                                             -----------------------------------


                                      LEAP WIRELESS INTERNATIONAL, INC.:


                                      By: /s/ James E. Hoffmann
                                          --------------------------------------
                                      Name: James E. Hoffmann
                                            ------------------------------------
                                      Title: Sr. Vice President, General Counsel
                                             -----------------------------------








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